Exhibit 1.1
DUOYUAN GLOBAL WATER INC.
4,063,160 American Depositary Shares
Representing
8,126,320 Ordinary Shares
(Par Value $0.000033 Per Share)
UNDERWRITING AGREEMENT
                    , 2010
Credit Suisse Securities (USA) LLC
Piper Jaffray & Co.
  As Representatives of the Several Underwriters,
    c/o Credit Suisse Securities (USA) LLC
      Eleven Madison Avenue,
        New York, N.Y. 10010-3629
Ladies and Gentlemen:
     Duoyuan Global Water Inc., a British Virgin Islands corporation (the “Company”), and the shareholders of the Company listed on Schedule I hereto (the “Selling Shareholders”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 4,063,160 American Depositary Shares (the “Firm ADSs”) representing 8,126,320 ordinary shares, $0.000033 par value per share (the “Ordinary Shares”), of the Company pursuant to the terms of this underwriting agreement (the “Agreement”). The Firm ADSs consist of 2,500,000 American Depositary Shares to be issued and sold by the Company and 1,563,160 American Depositary Shares to be sold by the Selling Shareholders. The Company has also granted to the several Underwriters an option to purchase up to 400,000 additional American Depositary Shares representing 800,000 Ordinary Shares, and GEEMF III Holdings MU, a private company limited by shares organized under the laws of the Republic of Mauritius (“GEF”), has also granted to the several Underwriters an option to purchase up to an aggregate of 200,000 additional American Depositary Shares representing 400,000 Ordinary Shares (collectively, the “Option ADSs”, and together with the Firm ADSs, the “ADSs”) on the terms and for the purposes set forth in Section 3 hereof. The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Option ADSs are hereinafter called the “Option Shares”, and the Firm Shares and any Option Shares purchased pursuant to this Agreement are herein collectively called the “Shares.”
     The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of June 24, 2009, among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive two Ordinary Shares deposited pursuant to the Deposit Agreement.

     It is understood by all the parties that the Underwriters are offering the ADSs in the United States and internationally outside of the People’s Republic of China (the “PRC”), which, for purposes of this Agreement only, excludes Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region.
     The Company, the Controlling Person and the Selling Shareholders hereby confirm their agreement with respect to the sale of the Shares and the ADSs to the several Underwriters, for whom Credit Suisse Securities (USA) LLC and Piper Jaffray & Co. are acting as the representatives (the “Representatives”).
     1. Registration Statement and Prospectus. A registration statement on Form F-1 (File No. 333-164275) with respect to the Shares and the ADSs, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments (if any) to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulations. Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to the Representatives.
     If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in reliance upon Rule 430A of the Rules and Regulations. Each part of such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date, each part of such registration statement as so amended (but only from and after the effectiveness of such amendment, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act, and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) of the Rules and Regulations, is hereinafter called the “Registration Statement.” The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the “Prospectus,” except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the ADSs (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations, but not including a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term “Prospectus” shall refer to such differing prospectus from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) of the Rules and Regulations or from and after the time of its first use within the meaning of the

Rules and Regulations. The term “Preliminary Prospectus” as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A of the Rules and Regulations. All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus, the ADS Registration Statement (as defined herein), the Form 8-A Registration Statement (as defined herein) or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”), and shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.
     2. Representations and Warranties of the Company and the Selling Shareholders.
          (a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:
          (i) As of the time of execution and delivery of this Agreement, each of the Registration Statement (excluding a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) and the ADS Registration Statement has been filed with and declared effective by the Commission under the Act and is not proposed to be amended. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. The Shares and ADSs all have been duly registered under the Act pursuant to the Registration Statement and the ADS Registration Statement. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representatives, or by any Underwriter through the Representatives, specifically for use in the preparation thereof; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(g) hereof.

          (ii) As of the time any part of the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) became effective, upon the filing or first use (within the meaning of the Rules and Regulations) of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and the Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by the Representatives, or by any Underwriter through the Representatives, specifically for use in the preparation thereof; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(g) hereof.
          (iii) Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and the Statutory Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omit or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representatives, or by any Underwriter through the Representatives, specifically for use in the preparation thereof; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(g). As used in this paragraph and elsewhere in this Agreement:
(1) “Time of Sale” means ___:00 **[a/p]m (Eastern time) on the date of this Agreement.
(2) “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, any document incorporated by reference in the Registration Statement and information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A of the Rules and

Regulations shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.
(3) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Shares and the ADSs that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Rules and Regulations because it contains a description of the Shares and the ADSs or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 of the Rules and Regulations which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.
(4) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.
(5) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus. The term Issuer Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Rules and Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.
          (iv) (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the ADSs or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(a)(iii)(B) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representatives or by any Underwriter through the Representatives specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(g) hereof.
          (B) (1) At the time of filing the Registration Statement and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations, including (x) the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules and Regulations (without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer) and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the ADSs, all as described in Rule 405 of the Rules and Regulations, nor an “excluded issuer” as defined in Rule 164 of the Rules and Regulations.
          (C) Each Issuer Free Writing Prospectus satisfied, as of its issue date, and will satisfy at all subsequent times through the completion of the public offer and sale of the ADSs, all other conditions to use thereof as set forth in Rules 164 and 433 of the Rules and Regulations.
          (v) A registration statement on Form F-6 (File No. 333-159920) in respect of the ADSs was filed with the Commission on June 11, 2009; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has been declared effective by the Commission in such form; no other document with respect to such registration has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (vi) A registration statement on Form 8-A (File No. 001-34380) in respect of the registration of the ADSs and the Shares they represent under the Exchange Act was filed with the Commission on June 11, 2009; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, was declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, contemplated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto, if any, will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (vii) The combined and consolidated financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“US GAAP”) applied on a consistent basis during the periods involved. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. The financial data contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet arrangements as defined by the rules of the Commission), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Disclosure Package and the Prospectus. There are no “non-GAAP financial measures” (as such term is defined by the rules of the Commission) contained in the Registration Statement, the ADS Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, Grant Thornton, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. The financial information of the Company included under “Summary — Recent developments” in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus with respect to the quarter and year ended December 31, 2009: (i) will not differ in any material respect from the corresponding amounts to be reported by the Company in connection with the announcement of its results for the quarter and year ended December 31, 2009 and to be filed with or furnished to the SEC on Form 6-K; and (ii) has been derived from the Company’s accounting records and prepared in conformity with US GAAP and on a basis consistent with the Company’s audited consolidated financial statements included in the Registration Statement, including all adjustments, consisting only of normal recurring adjustments (other than adjustments based upon the finalization of the Company’s closing, review and reporting processes), necessary in the opinion of the Company to provide a fair presentation of the results for such period presented.
          (viii) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).
          (ix) Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of Ordinary Shares upon exercise of outstanding options), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development involving a prospective Material Adverse Change.
          (x) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.
          (xi) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement, the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any statute, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of its property is subject, the certificate of incorporation, memorandum of association, articles of association, bylaws or other constitutional document of the Company or any of its subsidiaries, or any order, rule, regulation or decree of any court or governmental agency, authority or body having jurisdiction over the Company, any of its subsidiaries or the Controlling Person or any of their properties; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries; no consent, approval, authorization or order of, or filing with, any court or governmental agency, authority or body is required for the execution, delivery and performance of this Agreement, the Deposit Agreement or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the Shares and ADSs, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority ( “FINRA”) or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and the Deposit Agreement and to authorize, issue and sell the Shares represented by the ADSs as contemplated by this Agreement and the Deposit Agreement.
          (xii) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance of the Depositary of ADRs evidencing the ADSs and the deposit of the Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.
          (xiii) Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC or the British Virgin Islands by or on behalf of the Underwriters to any PRC or British Virgin Islands taxing authority in connection with (A) the execution and delivery of this Agreement or the Deposit Agreement; (B) the issuance, sale and delivery of the Shares; (C) the deposit of the Ordinary Shares with the Depositary (as defined in the Deposit Agreement); (D) the issuance of the ADSs by the Depositary and the delivery of the ADSs to or for the account of the Underwriters; and (E) the purchase from the Company and the initial sale and delivery by the Underwriters of the ADSs to purchasers thereof.
          (xiv) All of the issued and outstanding shares of capital stock of the Company, including the outstanding Ordinary Shares, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal, state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Shares which may be issued hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, may be freely deposited by the Company with the Depositary against issuance of the ADRs evidencing the ADSs, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Ordinary Shares, conforms to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Except as otherwise stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Ordinary Shares pursuant to the Company’s memorandum or association or articles of association or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound. Except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the ADSs as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Ordinary Shares or other securities of the Company (collectively “Registration Rights”), and any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below). All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Time of Sale Disclosure Package and the Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Time of Sale Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.
          (xv) Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, the Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable national, provincial and local laws, regulations, orders and decrees.
          (xvi) The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Time of Sale Disclosure Package and the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.
          (xvii) Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, the Company and each of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and other similar rights and intellectual property necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; except as stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights or intellectual property of others material to the business or prospects of the Company and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.
          (xviii) Neither the Company nor any of its subsidiaries is (A) in violation of its respective charter, bylaws, memorandum of association or articles of association (or similar constitutional or organizational documents) or (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject, except in the case of (B) as individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.
          (xix) The Company and each of its subsidiaries have timely filed all national, provincial and local income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith and for which adequate reserves have been provided, or except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; all national, provincial and local PRC governmental tax relief, concessions, waivers, holidays and preferential treatments enjoyed by the Company and its subsidiaries are valid, binding and enforceable and do not violate any PRC law.
          (xx) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares and the ADSs other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III hereto, the Company has not made and will not make any offer relating to the Shares or the ADSs that would constitute a

“free writing prospectus” as defined in Rule 405 of the Rules and Regulations, except in accordance with the provisions of Section 4(a)(xxv) hereof.
          (xxi) The Company’s American Depositary Shares are registered pursuant to Section 12(b) of the Exchange Act and are included or approved for listing on the New York Stock Exchange (the “NYSE”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the American Depositary Shares under the Exchange Act or delisting the American Depositary Shares from the NYSE nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of the NYSE for maintenance of inclusion of the Company’s American Depositary Shares thereon. The Company has filed an application to include the ADSs on the NYSE.
          (xxii) Other than the subsidiaries of the Company listed in Exhibit 21.1 to the Registration Statement, the Company has no other subsidiaries.
          (xxiii) The Company maintains a system of internal controls that complies with the Sarbanes-Oxley Act, the Exchange Act, the Exchange Rules (as defined below), the auditing principles, rules standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board, and the rules of the New York Stock Exchange, and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or any of its subsidiaries who have a significant role in the Company’s internal controls, and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (collectively, the “Internal Control Event”). A member of the Company’s audit committee has confirmed to the Company’s Chief Executive Officer and Chief Financial Officer that, except as set forth in the Time of Sale Disclosure Package, the audit committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the audit committee review or investigate: (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.
          (xxiv) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (xxv) Each of the Company and its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.
          (xxvi) The Company is not and, after giving effect to the offering and sale of the Shares and the ADSs, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
          (xxvii) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.
          (xxviii) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.
          (xxix) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and, to the Company’s knowledge, there is no existing, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
          (xxx) Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no pending, threatened or imminent actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency, authority or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency, authority or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

          (xxxi) Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or, to the Company’s knowledge, contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.
          (xxxii) The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and it subsidiaries’ business as now conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected to result in a Material Adverse Effect. Furthermore, (A) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not reasonably expected to result in a Material Adverse Effect; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the Company’s knowledge, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and, to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect. “Intellectual Property” means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.
          (xxxiii) To the Company’s knowledge, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, any applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, authority or body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except in each case as would not reasonably be expected to have a Material Adverse Effect.
          (xxxiv) The Company has adopted policies and procedures reasonably designed to ensure compliance with the U.S. Foreign Corrupt Practices Act (the “FCPA”) and has appointed a compliance officer as part of the Company’s FCPA compliance efforts. Each of the Company, its subsidiaries and any of their respective officers and executive directors, and, to the knowledge of the Company, each of its affiliates, managers, agents, or employees, has not violated any applicable anti-bribery law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the FCPA or any other law, rule or regulation of similar purpose and scope under U.S. British Virgin Islands or PRC law.
          (xxxv) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions (the “Sanctions”) administered by the Office of Foreign Asset Control of the U.S. Treasury Department (“OFAC”); the Company has adopted policies and procedures reasonably designed to ensure compliance with the Sanctions administered by OFAC; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Sanctions administered by OFAC is pending or, to the Company’s knowledge, threatened, except in each case, as would not reasonably be expected to have a Material Adverse Effect; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that would, if undertaken by a U.S. person as defined in the Sanctions administered by OFAC, be prohibited by any the Sanctions administered by OFAC.
          (xxxvi) Except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, none of the subsidiaries of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company; any dividends and other distributions declared with respect to after-tax retained earnings on the equity interests of the Company’s PRC subsidiaries may under PRC laws and regulations be paid to the Company; and all such dividends and distributions will not be subject to withholding or other taxes under PRC laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC.

          (xxxvii) Except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, the Company and each of its subsidiaries has taken or is in the process of taking all reasonable steps (to the extent required of the Company and each such subsidiary under PRC laws and regulations) to comply with, and to ensure compliance by each of (i) its principal shareholders as disclosed in the Registration Statement, Time of Sale Disclosure Package and the Prospectus, and (ii) any other persons known to the Company that are required to comply (in connection with their interests in the Company) with applicable rules and regulations of the relevant PRC governmental agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting such persons to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.
          (xxxviii) There are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or, to the Company’s knowledge, any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission; none of the proceeds received by the Company from the sale of the Shares to be represented by the ADSs to be sold by the Company pursuant to this Agreement will be paid to a member of the FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of the FINRA) such member.
          (xxxix) The Time of Sale Disclosure Package and the Prospectus each fairly and accurately describe all material trends, demands, commitments and events known to the Company and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and neither the Company nor any of its subsidiaries is engaged in any, nor has any obligations under, any “off-balance sheet transactions or arrangements” as defined by the Commission. As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”
          (xl) The statements set forth in the Statutory Prospectus and the Prospectus under the caption “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the shares and the ADSs, and under the captions “Regulations,” “Related Party Transactions,” “Taxation,” “Enforceability of Civil Liabilities,” and “Underwriting,” and insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
          (xli) The entering into and performance or enforcement of this Agreement in accordance with its terms will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of the entering into, performance or enforcement of this Agreement.
          (xlii) As of the date of the Prospectus and as of the date of this Agreement, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and SAFE of the PRC on August 8, 2006 (the “M&A Rules”), including the guidance and notices issued by the CSRC on September 21, 2006, did not and do not apply to the issuance and sale of the ADSs, the listing and trading of the ADSs on the NYSE, or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement, nor is the CSRC or other PRC governmental approval required in connection with the above.
          (xliii) The statements set forth in the Statutory Prospectus and Prospectus under the captions “Risk Factors—Risks Related to Doing Business in China—Failure to comply with Chinese regulations relating to the establishment of offshore special purpose companies by Chinese residents may subject our Chinese resident shareholders to personal liability, limit our ability to acquire Chinese companies or to inject capital into our Chinese subsidiaries, limit our Chinese subsidiaries’ ability to distribute profits to us or otherwise materially and adversely affect us” and “Risk Factors—Risks Related to Doing Business in China—If the China Securities Regulatory Commission, or CSRC, or another Chinese regulatory agency, determines that CSRC approval was required for our initial public offering or is required in connection with this offering, this offering may be delayed or cancelled, or we may become subject to penalties” are a fair and accurate summary in all material respects of the matters described therein, and nothing has been omitted from such summary which would make the same misleading in any material respect.
          (xliv) Except as set forth in the Time of Sale Disclosure Package and the Prospectus, the Company has no obligation to provide retirement, death or disability benefits to any of the present or past employees of the Company, its subsidiaries or to any other person; the Company and its subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, ordinances, codes and other requirements relating to employee benefits.
          (xlv) None of the Company, any of its subsidiaries or any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the British Virgin Islands, the PRC, New York or United States federal law; and, to the extent that the Company, any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waive and will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 hereof and Section 7.6 of the Deposit Agreement.
          (xlvi) Except as set forth in the Time of Sale Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under current British Virgin Islands and PRC law and regulations be paid to the Depositary and to the holders of Shares, as the case may be, in United States dollars and may be converted into foreign currency that may be transferred out of the British Virgin Islands and the PRC in accordance with the Deposit Agreement, and all such payments made to holders thereof or therein who are non-residents of the British Virgin Islands or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the British Virgin Islands or the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the British Virgin Islands and the PRC or any political subdivision or taxing authority thereof or therein.
          (xlvii) The Company has obtained written consents to the use of the statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and such consents have not been revoked.
          (xlviii) The Company is a “foreign private issuer” within the meaning of Rule 405 of the Rules and Regulations.
          (xlix) Except as described in the Time of Sale Disclosure Package and the Prospectus, there are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person.
          (l) Under the laws of the British Virgin Islands, the courts of the British Virgin Islands will recognize and give effect to the choice of law provisions set forth in Section 15 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement. Under the laws and regulations of the PRC, the courts of the PRC recognize and give effect to the choice of law provisions set forth in Section 15 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement.
          (li) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s American Depositary Shares.
          (lii) The Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for its last taxable year and is not likely to become a PFIC for the current taxable year. The Company has no plan or intention to operate in such a manner that would reasonably be expected to result in the Company becoming a PFIC in the current taxable year or future taxable years.
          (b) Each Selling Shareholder hereby, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as follows:
          (i) If such Selling Shareholder is an entity, it has been duly organized, is validly existing, and is in good standing in its jurisdiction of organization.
          (ii) Such Selling Shareholder is the record and beneficial owner of, and has, and on the First Closing Date and the Second Closing Date, will have, valid and marketable title to the Shares to be represented by the ADSs to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of and payment for the ADSs representing such Shares hereunder, the several Underwriters will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances. Such Selling Shareholder is selling the Shares to be represented by the ADSs to be sold by such Selling Shareholder for such Selling Shareholder’s own account and is not selling such Shares, directly or indirectly, for the benefit of the Company or any Underwriter, and no part of the proceeds of such sale received by such Selling Shareholder will inure, either directly or indirectly, to the benefit of the Company or any Underwriter other than as described in the Time of Sale Disclosure Package and the Prospectus.
          (iii) No consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any governmental authority having jurisdiction over such Selling Shareholder or any of its respective properties or any stock exchange authorities are required for the deposit of the Shares being deposited with the Depositary by such Selling Shareholder against issuance of the ADRs evidencing the ADSs to be delivered, for the sale and delivery of the ADSs to be sold by such Selling Shareholder hereunder and for the execution and delivery by such Selling Shareholder of this Agreement or the Power of Attorney (with respect to the Selling Shareholders other than GEF (the “Employee Selling Shareholders”) only), except for the registration of the Shares and the ADSs under the Act, and any filings required under Rule 424 under the Act; and such Selling Shareholder has full legal right, power and authority (corporate and other) to sell, assign, transfer and deliver the ADSs and the Shares they represent to be sold by such Selling Shareholder hereunder.
          (iv) Such Selling Shareholder has placed, or will place immediately prior to the respective Closing Date, in custody with Deutsche Bank AG, Hong Kong Branch, as custodian (the “Custodian”) for purpose of the Deposit Agreement, for delivery under this Agreement and the Deposit Agreement, the certificates representing the Shares to be represented by the ADSs to be sold by such Selling Shareholder (together with the transfer form related thereto); such certificates represent validly issued, outstanding, fully paid and nonassessable Ordinary Shares; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto and the deposit of such Shares with the

Depositary against issuance of the ADRs evidencing the ADSs, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.
          (v) With respect to the Employee Selling Shareholders only, such Selling Shareholder has the full right, power and authority to enter into an irrevocable power of attorney (a “Power of Attorney”) authorizing and directing Wenhua Guo and Stephen C. Park, as attorneys-in-fact (the “Attorneys-in-Fact”), or either of them, to effect the sale and delivery of the Shares to be represented by the ADSs being sold by such Selling Shareholder, to enter into this Agreement and to take all such other action as may be necessary hereunder, and such Power of Attorney has not been revoked, cancelled or terminated at any time.
          (vi) A share transfer form duly endorsed in blank by such Selling Shareholder, has been placed in custody with the Custodian for the purpose of effecting delivery hereunder of such Selling Shareholder’s Shares underlying the ADSs to be sold pursuant to this Agreement and the Deposit Agreement.
          (vii) This Agreement and the Power of Attorney (with respect to the Employee Selling Shareholders only) have each been duly authorized (to the extent such Selling Shareholder is an entity), executed and delivered by or on behalf of such Selling Shareholder and each constitutes a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement and the Power of Attorney (with respect to the Employee Selling Shareholders only) and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling shareholder pursuant to, any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or any law, regulation, order or decree applicable to such Selling Shareholder, or the charter or by-laws of such Selling Shareholder that is a corporation or the constituent documents of such Selling Shareholder that is not a natural person or a corporation; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the Power of Attorney (with respect to the Employee Selling Shareholders only) or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Shares to be represented by the ADSs being sold by such Selling Shareholder, except such as may be required under the Act or state securities laws or blue sky laws.
          (viii) Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except as described or incorporated by reference in the Registration Statement. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the Time of Sale Disclosure Package and the Prospectus.
          (ix) Such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the ADSs other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by such Selling Shareholder; provided, however, that no Selling Shareholder has made nor will make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act except a Permitted Free Writing Prospectus authorized by the Company and the Underwriters for distribution in accordance with the provisions of Section 4(a)(xxv) hereof.
          (x) As of the time any part of the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) became effective, upon the filing or first use (within the meaning of the Rules and Regulations) of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and the Second Closing Date, (A) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; provided that the representations and warranties given in this subsection (x) by each Selling Shareholder apply only to statements or omissions in the Registration Statement, the Prospectus or any amendment or supplement thereto that are made in reliance upon and in conformity with written information relating to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein.
          (xi) As of the Time of Sale, neither (i) the Time of Sale Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties given in this subsection (xi) by each Selling Shareholder apply only to statements or omissions in the Time of Sale Disclosure Package, such individual Limited Use Issuer Free Writing Prospectus or any amendment or supplement thereto that are made in reliance upon and in conformity with written information relating to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein.

          (xii) The sale of the Shares to be represented by ADSs by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Time of Sale Disclosure Package and Prospectus.
          (xiii) Neither such Selling Shareholder nor any of its affiliates over which such Selling Shareholder can exercise control, nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.
          (xiv) Other than this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Shares and the ADSs to be sold by such Selling Shareholder.
          (xv) Except as set forth in the Time of Sale Disclosure Package and the Prospectus, no stamp or other issuance or transfer taxes or duties and no withholding taxes are payable by or on behalf of the Underwriters to the government of the British Virgin Islands or the PRC, or any political subdivision or taxing authority thereof or therein, in connection with (A) the deposit with the Depositary of the Shares by such Selling Shareholder against the issuance of ADRs evidencing the ADSs, (B) the sale and delivery by such Selling Shareholder of the Shares and the ADSs to or for the respective accounts of the Underwriters or (C) the sale and delivery by the Underwriters of the Shares and the ADSs to the initial purchasers thereof.
          (xvi) There are no affiliations or associations between any member of the FINRA and such Selling Shareholder; none of the proceeds received by such Selling Shareholder from the sale of the Shares to be represented by ADSs to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of the FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of the FINRA) such member.
          (xvii) The statements in the section entitled “Principal and Selling Shareholders” relating to such Selling Shareholder in the Time of Sale Disclosure Package and the Prospectus did not and do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (xviii) Upon payment for the Shares to be represented by ADSs sold by such Selling Shareholder under this Agreement and the delivery by such Selling Shareholder to The Depository Trust Company or its agent of the Shares to be represented by ADSs in book entry form to a securities account maintained by the Representatives at The Depository Trust

Company or its nominee, and payment therefor in accordance with this Agreement, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the Uniform Commercial Code (the “UCC”)) with respect to such Shares, and no action based on an “adverse claim” (as defined in UCC Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.
          (xix) The questionnaire containing certain information regarding such Selling Shareholder and the amount of Shares such Selling Shareholder has elected to sell (the “Selling Shareholder Questionnaire”), completed by such Selling Shareholder and submitted to the Company on or before the date hereof does not and as of the First Closing Date and the Second Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
          (xx) The sale of the Shares by such Selling Shareholder does not violate such Selling Shareholder’s internal policies (if any) regarding the sale of shares by it, if applicable.
          (xxi) None of such Selling Shareholder, its subsidiaries or, to the knowledge of such Selling Shareholder, any of its director, officer, agent, employee or affiliate is currently subject to any the Sanctions administered by the OFAC; such Selling Shareholder, if an entity, has adopted policies and procedures reasonably designed to ensure compliance with the Sanctions administered by OFAC; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder with respect to the Sanctions administered by OFAC is pending or, to the knowledge of such Selling Shareholder, threatened; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that would, if undertaken by a U.S. person as defined in the Sanctions administered by OFAC, be prohibited by any the Sanctions administered by OFAC.
          (xxii) None of such Selling Shareholder, and to the knowledge of such Selling Shareholder, none of its respective officers, executive directors, affiliates, representatives, consultants, agents and employees has violated, and such Selling Shareholder’s participation in this offering will not violate any Money Laundering Laws and no action, suit or proceeding by or before any governmental agency or any arbitration involving such Selling Shareholder with respect to the Money Laundering Laws is pending or threatened. Such Selling Shareholder has instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Money Laundering Laws.
          (xxiii) To the knowledge of such Selling Shareholder, the choice of law set forth in Section 14 hereof as the governing law of this Agreement is a valid choice of law and will be recognized and given effect to in any action brought before a court of competent jurisdiction in (i) the jurisdiction in which such Selling Shareholder is organized and has its principal place of business if not a natural person or (ii) in the jurisdiction in which such person resides if a natural person. To the knowledge of such Selling Shareholder, the courts of any such jurisdiction will recognize as a valid judgment, a final and conclusive judgment in personam obtained in U.S. courts against such Selling Shareholder based upon this Agreement.
          (xxiv) To the knowledge of such Selling Shareholder, neither such Selling Shareholder nor any of its properties, assets or revenue has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the British Virgin Islands, the PRC, New York or United States federal law (as relevant to such Selling Shareholder); and, to the extent that such Selling Shareholder nor any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, such Selling Shareholder waives and will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 hereof.
          (xxv) In the case of each Employee Selling Shareholder, to the knowledge of such Selling Shareholder, the representations and warranties of the Company contained in paragraph (a) of this Section 2 are true and correct.
          (c) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters as required or contemplated by this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters as required or contemplated by this Agreement shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.
     3. Purchase, Sale and Delivery of Shares and ADSs.
          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell 2,500,000 Firm ADSs representing 5,000,000 Firm Shares, and each Selling Shareholder agrees, severally and not jointly, to sell the number of Firm ADSs set forth opposite the name of such Selling Shareholder in Schedule I hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule II hereto. The purchase price for each Firm ADS shall be $[●] per ADS. The obligation of each Underwriter to the Company and the Selling Shareholders shall be to purchase from the Company and the Selling Shareholders that number of Firm ADSs set forth opposite the name of such Underwriter in Schedule II hereto. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in Section 3(c) and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm ADSs specified in Schedule II hereto.

          An executed transfer form for the Firm Shares represented by the Firm ADSs to be sold by each Selling Shareholder hereunder has been placed in custody, for delivery under this Agreement and the Deposit Agreement, with the Custodian. The Firm ADSs will be delivered by or on behalf of the Company and the Custodian to the Representatives for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company and the Custodian, as appropriate, at the offices of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y., or such other location as may be mutually acceptable, at 9:00 a.m. Eastern time on the third (or if the ADSs are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representatives and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” If the Representatives so elect, delivery of the Firm ADSs may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm ADSs (and the transfer form related thereto), in definitive form and in such denominations and registered in such names as the Representatives may request upon at least two business days’ prior notice to the Company and the Custodian, will be made available for checking and packaging not later than 10:30 a.m., Eastern time, on the business day next preceding the First Closing Date at the offices of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y., or such other location as may be mutually acceptable.
          (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, with respect to 400,000 Option ADSs representing 800,000 Option Shares, and GEF, with respect to 200,000 Option ADSs representing 400,000 Option Shares, hereby grant to the several Underwriters an option to purchase all or any portion of the Option ADSs at the same purchase price as the Firm ADSs, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm ADSs. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company and the Custodian setting forth the aggregate number of Option ADSs as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option ADSs are to be registered and the date and time, as determined by the Representatives, when the Option ADSs are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date” (the First Closing Date or the Second Closing Date, each is herein referred to as a “Closing Date”), respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option ADSs to be purchased by each Underwriter shall be the same percentage of the total number of Option ADSs to be purchased by the several Underwriters as the number of Firm ADSs to be purchased by such Underwriter is of the total number of Firm ADSs to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option ADSs shall be sold and delivered unless the Firm ADSs previously have been, or simultaneously are, sold and delivered.

          An executed transfer form for the Option Shares represented by the Option ADSs to be sold by GEF hereunder will be placed in custody, for delivery under this Agreement and the Deposit Agreement, with the Custodian. The Option ADSs will be delivered by or on behalf of the Company and the Custodian to the Representatives for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company and the Custodian, at the offices of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y., or such other location as may be mutually acceptable at 9:00 a.m., Eastern time, on the Second Closing Date. If the Representatives so elect, delivery of the Option ADSs may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option ADSs (and the transfer form related thereto) in definitive form and in such denominations and registered in such names as the Representatives have set forth in the Representatives’ notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Eastern time, on the business day next preceding the Second Closing Date at the office of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y., or such other location as may be mutually acceptable.
          (c) It is understood that the several Underwriters propose to offer the ADSs for sale to the public as set forth in the Prospectus. It is further understood that the Representatives, individually and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Shareholders on behalf of any Underwriter for the ADSs to be purchased by such Underwriter. Any such payment by the Representatives shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or the Selling Shareholders.
     4. Covenants.
          (a) The Company covenants and agrees with the several Underwriters as follows:
          (i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify the Representatives promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus, in a form provided to the Representatives with reasonable time to review prior to filing, containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations and advise the Representatives promptly of any such filing pursuant to Rule 424(b) and 430A of the Rules and Regulations and provide satisfactory evidence to the Representatives of such timely filing; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) of the Rules and Regulations; the Company will prepare and file with the Commission, promptly upon the Representatives’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Representatives’ opinion, may be necessary or advisable in connection with the distribution of the ADSs by the Underwriters and to which the Company does not reasonably object; and the Company will not file any Prospectus or amendment or supplement to the Registration Statement or Prospectus to which the Representatives shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.
          (ii) After the date of this Agreement, the Company shall promptly advise the Representatives in writing (A) of the receipt of any comments of, or requests for additional or supplemental information relating to the Registration Statement from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares or the ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, or (E) of any proceedings to remove, suspend or terminate from listing or quotation the American Depositary Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, of the Rules and Regulations and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 of the Rules and Regulations were received in a timely manner by the Commission.
          (iii) (A) Within the time during which a prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the ADSs is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the ADSs as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, the Company will promptly notify the Representatives and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.
                (B) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Shares and the ADSs or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (iv) The Company will take or cause to be taken all necessary action to qualify the ADSs and the Shares they represent for sale under the securities laws of such jurisdictions as the Representatives reasonably designate and to continue such qualifications in effect so long as required for the distribution of the ADSs and the Shares they represent, except that the Company will not be required in connection therewith to qualify as a foreign corporation, to execute a general consent to service of process in any state, or to subject itself to taxation in any jurisdiction if it is not otherwise so subject.
          (v) The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.
          (vi) During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the shareholders of the Company and all information, documents and reports filed with the Commission, FINRA, the NYSE or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).
          (vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.
          (viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the ADSs, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares and the ADSs, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the ADSs and the Shares they represent for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Representatives shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and reasonable fees and disbursements of the Underwriters’ counsel incident to any required review by the FINRA of the terms of the sale of the ADSs and the Shares they represent, (F) listing fees, if any, (G) all expenses and taxes arising as a result of the deposit by the Company and the Selling Shareholders of the Shares with the Depositary and the issuance and delivery of the ADRs evidencing ADSs in exchange therefor by the Depositary to the Company and the Selling Shareholders, of the sale and delivery of the ADSs and the Shares they represent by the Company and the Selling Shareholders to or for the account of the Underwriters and to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any British Virgin Islands income, capital gains, withholding, transfer or other tax assessed against an Underwriter by reason of the purchase and sale of an ADS pursuant to this Agreement, (H) the fees and expenses of the Depositary as agreed by the Company and the Depositary and any custodian appointed under the Deposit Agreement other than the fees and expenses to be paid by holders of the ADRs (other than the Underwriters in connection with the initial purchase of the ADSs), (I) the cost of preparing the ADRs, the fees and expenses of the Authorized Agent (as defined in Section 15 hereof) and (J) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. It is understood, however, that except as provided in this Section 4(a)(viii) and Sections 6 and 9 hereof, the Underwriters will pay (A) reasonable travel expenses of the Company’s officers and employees and any other expense of the Company reasonably incurred in connection with any “road show” or attending or hosting meetings with prospective purchasers of the ADSs, and (B) their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the ADSs by them. If the sale of the ADSs and the Shares they represent provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Shareholders is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the ADSs or in contemplation of performing their obligations hereunder (the “Out-of-Pocket Expenses”); provided, however, that the maximum aggregate reimbursement to which the Underwriters will collectively be reimbursed by the Company for Out-of-Pocket Expenses will in no event exceed $500,000. The Company will not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.
          (ix) The Company will apply the net proceeds from the sale of the ADSs to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the ADSs and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.
          (x) The Company will not, without the prior written consent of the Representatives, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale, sell, issue, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, establish or increase a put equivalent position or liquidate or decrease a call equivalent position in any Ordinary Shares or American Depositary Shares within the meaning of Section 16 of the Exchange Act, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition, or to establish, increase, liquidate or decrease any such position, or to enter into any such transaction, swap, hedge or other arrangement), any Ordinary Shares, American Depositary Shares or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Ordinary Shares or American Depositary Shares, except (i) to the Underwriters pursuant to this Agreement and (ii) to directors, officers and employees of the Company and its affiliates under the Company’s equity incentive plans disclosed in the Time of Sale Disclosure Package and in the Prospectus, so long as such persons agree to sign the Lock-Up Agreement (as defined below). The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (A) the Company issues an earnings release, (B) the Company publicly announces material news or (C) a material event relating to the Company occurs; or (2) prior to the expiration of the

Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by the Representatives in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (A) the Company issues the earnings release, (B) the Company publicly announces material news or (C) a material event relating to the Company occurs. The Company will provide the Representatives, the Depositary any co-managers and each shareholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.
          (xi) The Company has caused to be delivered to the Representatives prior to the date of this Agreement a letter from each person or entity set forth on Schedule IV hereto stating that such person or entity agrees that he, she or it will not, without the Representatives’ prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any Ordinary Shares, American Depositary Shares or rights to purchase Ordinary Shares or American Depositary Shares, except to the Underwriters pursuant to this Agreement, for a period of 90 days after commencement of the public offering of the American Depositary Shares by the Underwriters (the “Lock-Up Agreement”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Ordinary Shares and American Depositary Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.
          (xii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs, and has not effected any sales of Ordinary Shares or ADSs which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.
          (xiii) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (xiv) The Company will deposit the Ordinary Shares, prior to each time of delivery, with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that the ADRs evidencing ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such time of delivery.
          (xv) The Company will not facilitate any shareholder’s conversion of Ordinary Shares to American Depositary Shares during the Lock-Up Period and, prior to the expiration of the Lock-Up Period (as extended pursuant to Section 4(a)(x)), will not release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Deposit Agreement without the written consent of the Representatives.

          (xvi) The Company will use its best efforts to maintain the listing of the ADSs on the NYSE. The Company will file with the NYSE all documents and notices required by the NYSE of companies that are traded on the NYSE and quotations for which are reported by the NYSE.
          (xvii) The Company will timely file with the Commission such periodic and special reports as required by the Rules and Regulations and the Exchange Act.
          (xviii) The Company and its subsidiaries will use its best efforts to maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.
          (xix) The Company and its subsidiaries will use its best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.
          (xx) The Company will comply with the SAFE rules and regulations (the “SAFE Rules and Regulations”) in all material respects, and will use commercially reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration or procedures required under applicable SAFE Rules and Regulations.
          (xxi) The Company will arrange for the qualification of the ADSs and the Shares they represent for sale under the foreign or state securities or blue sky laws of such jurisdictions as the Representatives designate and will continue such qualification in effect so long as required for the distribution.
          (xxii) The Company will (i) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the British Virgin Islands; (ii) following the consummation of the offering of the ADSs, it will use its best efforts to obtain and maintain all approvals required in the British Virgin Islands to pay and remit outside the British Virgin Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) use its best efforts to obtain and maintain all approvals required in the British Virgin Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.
          (xxiii) The Company will not directly or indirectly use the proceeds of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any the Sanctions administered by OFAC.
          (xxiv) The Company, including any parent, subsidiary, affiliate, employee or agent thereof, will use its best efforts to comply with the FCPA.
          (xxv) Each of the Company and the Selling Shareholders represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, and has complied and will comply with the requirements of Rule 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
          (xxvi) The Company will take such steps as shall be necessary to ensure that, prior to the expiration of one year after the First Closing Date (or the Second Closing Date, if any), it shall not be required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
          (xxvii) In the event that any Employee Selling Shareholder breaches its commitment to sell ADSs pursuant to the terms of this Agreement, the Company will sell to the Underwriters additional ADSs in the same number as the ADSs committed to be sold by such Selling Shareholder pursuant the terms of this Agreement but not sold by such Selling Shareholder.
          (xxviii) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the ADSs and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges in which event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
          (xxix) The Company will not, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the ADSs, in each case other than the then most recent prospectus included in the Registration Statement.
          (b) Each Selling Shareholder covenants and agrees, severally and not jointly, with the several Underwriters as follows:
          (i) Except as otherwise agreed to by the Company and such Selling Shareholder, including pursuant to any outstanding registration rights agreement, such Selling Shareholder will pay (A) all stamp duties, capital duties and share transfer and other taxes, if any, payable on the transfer and sale, respectively, of the ADSs representing the Shares being sold by such Selling Shareholder, (B) to the extent applicable, any fees and expenses of the authorized agent for service of process in the State of New York, County of New York in any action arising out of or relating to this Agreement, (C) the fees of such Selling Shareholder’s counsel and such Selling Shareholder’s proportionate share (based upon the number of ADSs representing the Shares being offered by such Selling Shareholder pursuant to the Registration Statement) of all costs and expenses (except for legal and accounting expenses, fees of the registrar and transfer agent and fees (other than ADS conversion fees) of the Depositary and of any custodian and expenses specified under Clauses (I) and (J) of Section 4(a)(viii)), but not out-of-pocket reimbursement, incurred by the Company pursuant to the provisions of Section 4(a)(viii) of this Agreement; provided, however, that such Selling Shareholder agrees to reimburse the Company, but only up to $192,500, for any reimbursement made by the Company to the Underwriters pursuant to Section 4(a)(viii) hereof to the extent such reimbursement resulted from the failure or refusal on the part of such Selling Shareholder to comply under the terms or fulfill any of the conditions of this Agreement, other than by reason of a default by the Company or by any of the Underwriters, and (D) all other expenses and taxes (other than those enumerated in Clause (A) above) incident to the sale and delivery of the ADSs to be sold by such Selling Shareholder hereunder, to the extent not covered by the foregoing or required to be paid for by the Company hereunder or under the Selling Shareholder’s agreement with the Company.
          (ii) Such Selling Shareholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the ADSs by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by such Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges in which event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
          (iii) Such Selling Shareholder will not, without the prior written consent of the Representatives, during the Lock-Up Period, offer for sale, sell, issue, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), establish or increase a put equivalent position or liquidate or decrease a call equivalent position in any Ordinary Shares or American Depositary Shares within the meaning of Section 16 of the Exchange Act, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, or otherwise dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, or other disposition, or to establish, increase, liquidate or decrease any such position, or to enter into any such transaction, swap, hedge or other arrangement), any Ordinary Shares, American Depositary Shares or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, any Ordinary Shares or American Depositary Shares, except to the Underwriters pursuant to this Agreement. In addition, such Selling Shareholder agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares, American Depositary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by the Representatives in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs.
          Any Ordinary Shares or American Depositary Shares received upon exercise of options granted to such Selling Shareholder will also be subject to this Section 4(b)(iii). A transfer of Ordinary Shares or American Depositary Shares in connection with a bona fide gift or to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement. In addition, notwithstanding the foregoing, such Selling Shareholder may transfer its Ordinary Shares, American Depositary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares or American Depositary Shares to a corporation, business trust, association, limited liability company, partnership, limited liability partnership, limited liability limited partnership or other entity (collectively, the “Entities” or, individually, the “Entity”) which is directly or indirectly controlled by, or is under common control with such Selling Shareholder and, if such Selling Shareholder is a partnership or limited liability company, such Selling Shareholder may transfer the Ordinary Shares, American Depositary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares or American Depositary Shares to its partners, former partners or an affiliated partnership (or members, former members or an affiliated limited liability company) managed by the same manager or managing partner (or managing member, as the case may be) or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner (or managing member) or management company in accordance with partnership (or membership) interests; provided, however, that in any such case, (x) it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Ordinary Shares, American Depositary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares or American Depositary Shares subject to the provisions of this Agreement and there shall be no further transfer of such Ordinary Shares, American Depositary Shares or securities convertible into or exchangeable or exercisable for any shares of Ordinary Shares or American Depositary Shares except in accordance with this Agreement, (y) that any such transfer shall not involve a disposition for value and (z) and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Schedule 13D or 13G to the extent required by law).
          Prior to engaging in any transaction or taking any other action that is subject to the terms of this Section 4(b)(iii) during the period from the date of this Agreement to the expiration of the Lock-Up Period (as may have been extended pursuant to Section 4(b)(iii)), such Selling Shareholder will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to Section 4(b)(iii)) has expired.
          (iv) Such Selling Shareholder has not effected any sales of Ordinary Shares or American Depositary Shares which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.
          (v) Such Selling Shareholder shall promptly notify the Company and the Representatives if, at any time prior to the date on which the distribution of the ADSs as contemplated herein and in the Prospectus has been completed, as determined by the Representatives, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the Time of Sale Disclosure Package, the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (vi) Such Selling Shareholder shall deliver to the Custodian or the Representatives, as appropriate, prior to the First Closing Date, a properly completed and executed United States Treasury Department Form W-9 or applicable form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (vii) Prior to the delivery of the ADSs on each Closing Date, such Selling Shareholder will deposit, or cause to be deposited on its behalf, Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters.
          (viii) Such Selling Shareholder will not, directly or indirectly, use any of the proceeds it will receive from the sale of the ADSs contemplated hereby (A) to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by the Sanctions, or (B) in any manner that is not in compliance with applicable laws, rules and regulations of any governmental agency having jurisdiction over such Selling Shareholder, including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholder into the PRC under the applicable regulations of the PRC Ministry of Commerce and the SAFE.
          (ix) Such Selling Shareholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest practical time and to do and perform all things to be done and performed under this Agreement prior to the Second Closing Date and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the ADSs to be sold by such Selling Shareholder pursuant to this Agreement.
     5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:
          (a) The Registration Statement shall have become effective not later than 5:00 p.m., Eastern time, on the date of this Agreement, or such later time and date as the Representatives shall approve, and all filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b) of the Rules and Regulations); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the ADS Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representatives’ satisfaction.

          (b) No Underwriter shall have advised the Company that the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, the Time of sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in the Representatives’ opinion, is material, or omits to state a fact which, in the Representatives’ opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.
          (c) Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the ADSs on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.
          (d) On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.
          (e) On each Closing Date, there shall have been furnished to the Representatives the opinion of Winston & Strawn LLP, United States counsel for the Company, dated such Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit A.
          (f) On each Closing Date, there shall have been furnished to the Representatives the opinion of Commerce & Finance Law Offices, PRC counsel for the Company, dated such Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit B.
          (g) On each Closing Date, there shall have been to the Representatives the opinion of Maples and Calder, British Virgin Islands counsel for the Company, dated such Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit C.
          (h) On each Closing Date, there shall have been furnished to the Representatives the opinion of United States and local counsel(s) for each Selling Shareholder, dated such Closing

          Date and addressed to the Representatives, in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit D.
          (i) On each Closing Date, there shall have been furnished to the Representatives such opinion or opinions from O’Melveny & Myers LLP, United States counsel for the several Underwriters, dated such Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.
          (j) On each Closing Date, there shall have been furnished to the Representatives such opinion or opinions from Tian Yuan Law Firm, PRC counsel for the several Underwriters, dated such Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.
          (k) On each Closing Date, there shall have been furnished to the Representatives such opinion or opinions from White & Case LLP, counsel for the Depositary, dated such Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit E.
          (l) At the time of execution of this Agreement, the Representatives shall have received a letter of Grant Thornton, dated the date hereof and addressed to the Representatives, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm, customarily included in the accountants’ “comfort letter,” with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement; and on each Closing Date, the Representatives shall have received a letter of Grant Thornton, dated such Closing Date and addressed to the Representatives, confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the initial Closing Date or more than five days prior to the date of such letter), the conclusions and findings set forth in such prior letter.
          (m) On each Closing Date, there shall have been furnished to the Representatives a certificate, dated such Closing Date and addressed to the Representatives, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:
          (i) The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date (and any representations and warranties qualified by materiality in this Agreement will continue to be qualified by materiality as of such Closing Date), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

          (ii) No stop order or other order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement or any part thereof or any amendment thereof or the qualification of the ADSs and the Shares they represent for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and
          (iii) The signers of said certificate have carefully examined the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and (A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto contain, and contained when such part of the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when such part of the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the Rules and Regulations a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) since the Time of Sale there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package or into the Prospectus that has not been so filed, (D) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (E) except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.
          (n) On each Closing Date, the Company will deliver to the Representatives a certificate signed by the chief financial officer of the Company (in lieu of the secretary of the Company) dated such Closing Date and in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit F.
          (o) On each Closing Date, the Company will deliver to the Representatives a certificate signed by the chairman of the board of directors of the Company dated such Closing Date and in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit G.
          (p) At the time of execution of this Agreement and on each Closing Date, the Company will deliver to the Representatives a certificate signed by the chief financial officer of the Company dated the date hereof or such Closing Date and in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit H.
          (q) On each Closing Date, there shall have been furnished to the Representatives a certificate signed by the Selling Shareholders or the Selling Shareholders’ Attorneys-in-Fact (with respect to the Employee Selling Shareholders) dated such Closing Date and addressed to the Representatives, and in form and substance satisfactory to the Representatives and substantially in the form attached hereto as Exhibit I.
          (r) The Representatives shall have received each of the Lock-Up Agreements signed by the persons and entities set forth on Schedule IV hereto on or before the date of this Agreement, and each such Lock-Up Agreement shall be in full force and effect on each Closing Date.
          (s) Each of the Employee Selling Shareholders shall have delivered to the Representatives a Power of Attorney, in form and substance satisfactory to the Representatives, and such Power of Attorney shall be in full force and effect on each Closing Date.
          (t) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
          (u) The ADSs to be delivered on such Closing Date have been approved for listing on the NYSE, subject to official notice of issuance.
          (v) The Deposit Agreement shall remain in full force and effect on the date hereof and each Closing Date. Certificates in negotiable form representing all of the Shares underlying the ADSs to be sold by the Company and the Selling Shareholders hereunder shall have been placed in custody with the Depository or any custodian appointed under the Deposit Agreement.
          (w) The Depositary shall have furnished or caused to be furnished to the Representatives at each Closing Date certificates satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company and the Selling Shareholders at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.
          (x) On or prior to the First Closing Date, the Representatives shall have received from the Custodian the United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder.
          (y) On or prior to the First Closing Date, the ADSs shall be eligible for clearance and settlement through the facilities of The Depository Trust Company.
          (z) No Issuer Free Writing Prospectus, Statutory Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed or used for the offering of the ADSs to which the Representatives shall have objected in writing.
          (aa) The Company shall have furnished to the Representatives and counsel for the Underwriters such additional documents, certificates and evidence as the Representatives or they may have reasonably requested.
          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Company and the Selling Shareholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request.
     6. Indemnification and Contribution.
          (a) The Company and Mr. Wenhua Guo (the “Controlling Person”), jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Controlling Person, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430(C) of the Rules and Regulations, if applicable, the ADS

Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Ordinary Shares or ADSs (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Controlling Person shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Representatives, or by any Underwriter through the Representatives, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(g) hereof.
          In addition to their other obligations under this Section 6(a), the Company and the Controlling Person, jointly and severally, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s and/or the Controlling Person’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America, N.A. (the “Prime Rate”). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company or the Controlling Person may otherwise have.
          (b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Selling Shareholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430(C) of the Rules and Regulations, if applicable, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, the Time of Sale disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or in any Marketing Materials, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or in any Marketing Materials, in reliance upon and in conformity with written information relating to such Selling Shareholder furnished to the Company or such Underwriter by such Selling Shareholder expressly for use therein; provided, however, that no Selling Shareholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Representatives, or by any Underwriter through the Representatives, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(g) hereof; provided, further, that in no event shall any Selling Shareholder’s liability hereunder exceed the aggregate amount of gross proceeds received by such Selling Shareholder from the sale of the ADSs and the Shares they represent pursuant to this Agreement.
          (c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Shareholder, its directors and officers and the Controlling Person against any losses, claims, damages or liabilities to which the Company, such Selling Shareholder and the Controlling Person may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any

such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representatives, or by such Underwriter through the Representatives, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(g)) hereof, and will reimburse the Company, each Selling Shareholder and the Controlling Person for any legal or other expenses reasonably incurred by the Company, such Selling Shareholder or the Controlling Person in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.
          (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel (in addition to local counsel) to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
          (e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Controlling Person and/or the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Controlling Person and/or the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Controlling Person and/or the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Controlling Person, the Selling Shareholders or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Controlling Person, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the liability under this subsection of the respective Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds to such Selling Shareholder from the sale of ADSs sold by such Selling Shareholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (f) The obligations of the Company, the Controlling Person and the Selling Shareholders under this Section 6 shall be in addition to any liability which the Company, the Controlling Person and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or the respective Selling Shareholder within the meaning of the Act.

          (g) The Underwriters severally confirm and the Company, the Controlling Person and the Selling Shareholders acknowledge that the statements regarding the names and corresponding share amounts set forth in the table of the underwriters under the caption “Underwriting” and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the Statutory Prospectus and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.
     7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company, the Controlling Person and the Selling Shareholders herein or in certificates delivered pursuant hereto, including without limitation the agreements of the several Underwriters, the Company, the Controlling Person and the Selling Shareholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any Selling Shareholder or any of its officers, directors or the Controlling Person and shall survive delivery of, and payment for, the ADSs and the Shares they represent to and by the Underwriters hereunder.
     8. Substitution of Underwriters.
          (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm ADSs agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm ADSs in accordance with the terms hereof, and the amount of Firm ADSs not purchased does not aggregate more than 10% of the total amount of Firm ADSs set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by the Representatives) the Firm ADSs that the withdrawing or defaulting Underwriters agreed but failed to purchase.
          (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm ADSs agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm ADSs in accordance with the terms hereof, and the amount of Firm ADSs not purchased aggregates more than 10% of the total amount of Firm ADSs set forth in Schedule II hereto, and arrangements satisfactory to the Representatives for the purchase of such Firm ADSs by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor the Selling Shareholders shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm ADSs agreed by such Underwriter to be purchased hereunder) be under any liability to the Company, the Selling Shareholders or the Controlling Person (except to the extent provided in Section 6 hereof).

          If Firm ADSs to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, the ADS Registration Statement, the Time of Sale Disclosure Package, the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.
     9. Effective Date of this Agreement and Termination.
          (a) This Agreement shall become effective at 10:00 a.m., Eastern time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as the Representatives in their discretion shall first release the ADSs for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as the Representatives in their discretion shall first release the ADSs for sale to the public. For the purpose of this Section, the ADSs shall be deemed to have been released for sale to the public upon release by the Representatives of an electronic communication authorizing commencement of offering the ADSs for sale by the Underwriters or other securities dealers. By giving notice as hereinafter specified before the time this Agreement becomes effective, the Representatives, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.
          (b) The Representatives may terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b) hereof, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company, the Controlling Person or any Selling Shareholder shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, shareholders’ equity, properties, management, business affairs or business prospects of the Company and its subsidiaries, whether or not arising in the ordinary course of business, (iii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iv) trading on the Nasdaq Global Market, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (v) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices have been required, on the Nasdaq Global Market, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (vi) if a banking moratorium has been declared by the British Virgin Islands, the PRC or U.S. federal or New York authorities, or (vii) if there has occurred, after the date hereof and prior to the respective Closing Date, any material adverse change in the financial markets in the British Virgin Islands, the People’s Republic of China, the United States, Asian or international financial markets, any outbreak of hostiles or escalation thereof or other calamity or crisis or any change that, in the sole judgment of the Representatives, makes it impracticable or inadvisable to market the ADSs or to enforce contracts for the sale of the ADSs. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.
          (c) If the Representatives elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company, GEF and an Attorney-in-Fact, on behalf of the Employee Selling Shareholders, shall be notified promptly by the Representatives by telephone, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, the Representatives, GEF and an Attorney-in-Fact, on behalf of the Employee Selling Shareholders, shall be notified by the Company by telephone, confirmed by letter.
     10. Default by the Company or the Selling Shareholders.
          If one or more Selling Shareholders that are obligated to sell in the aggregate more than 100,000 ADSs and the Shares they represent at the First Closing Date shall fail at the First Closing Date to sell and deliver the number of the ADSs and the Shares they represent which such Selling Shareholder is obligated to sell hereunder, then the Underwriters may at the Representatives’ option, by notice from the Representatives to the Company, either (a) terminate this Agreement or (b) elect to purchase the ADSs and the Shares they represent which the Company and the other Selling Shareholders have agreed to sell hereunder.
          In the event of a default by any Selling Shareholder as referred to in this Section, either the Representatives or the Company shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the ADS Registration Statement, the Time of Sale Disclosure Package or the Prospectus or in any other documents or arrangements.
          If the Company shall fail at the First Closing Date to sell and deliver the number of the ADSs and the Shares they represent which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non defaulting party.
          No action taken pursuant to this Section shall relieve the Company or the Selling Shareholder so defaulting from liability, if any, in respect of such default.
     11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, with a copy to O’Melveny & Myers LLP, Plaza 66, 37th Floor, 1266 Nanjing Road West, Shanghai 200040, People’s Republic of China, Attention: Kurt J. Berney, Esq., except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed or delivered to it at No. 3 Jinyuan Road, Daxing Industrial Development Zone, Beijing 103600, People’s Republic of China, Attention: Wenhua Guo, Chairman and Chief Executive Officer; if to GEF, at c/o International Financial Service Limited, IFS Court, Twenty Eight, Cybercity, Ebene, Mauritius, attention: Zayd Soopun, with copy to GEF Management Corporation, Suite 300, 5471 Wisconsin Avenue, Chevy Chase, MD 20815-3546, USA, attention: Brian Foist, and a copy to Pillsbury Winthrop Shaw

Pittman LLP, Suite 4201, Bund Center, 222 Yan An Road East, Shanghai 200002, PRC, attention: Joseph W.K. Chan; if to the Employee Selling Shareholders, at the address of the Attorneys-in-Fact as set forth in the Powers of Attorney, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the ADSs from any of the several Underwriters.
     13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the ADSs and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or is advising the Company on other matters; (b) the price and other terms of the ADSs set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.
     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     15. Submission to Jurisdiction. In connection with any action involving the Company, the Selling Shareholders or the Controlling Person arising out of or relating to this Agreement, the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each, a “New York Court") shall have jurisdiction over the adjudication of such matters, and the Company, the Selling Shareholders and Controlling Person consent to the jurisdiction of such New York Courts and personal service with respect thereto. The Company, the Selling Shareholders and the Controlling Person hereby consent to personal jurisdiction, service and venue in any New York Court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. The Company, each of the Underwriters, the Selling Shareholders and the Controlling Person waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company, each Selling Shareholder and the Controlling Person agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, such Selling Shareholder and the Controlling Person and may be enforced in any other courts to the jurisdiction of which the Company, such Selling Shareholder or the Controlling Person is or may be subject by suit upon such judgment. The Company, the Selling Shareholders and the Controlling Person have appointed CT Corporation System as their respective authorized agent (the “Authorized Agent”) upon whom process may be served in any action, proceeding or counterclaim in any way relating to, arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court.
     16. Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company, the Selling Shareholders and the Controlling Person will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company, the Selling Shareholders and the Controlling Person and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
     17. Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholders, the Controlling Person and the Underwriters, or any of them, with respect to the subject matter hereof.
     18. Time. Time is of the essence of this Agreement.
     19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.
     20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.
     21. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this

Agreement taken by the Representatives jointly will be binding upon all the Underwriters. The Attorneys-in-Fact will act for the Employee Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by the Attorneys-in-Fact will be binding upon all the Employee Selling Shareholders.
[Signature Page Follows]

          Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Controlling Person, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours,

“Company”

Duoyuan Global Water Inc.

By

Wenhua Guo
Chief Executive Officer

“Controlling Person”

By

Wenhua Guo

GEEMF III HOLDINGS MU

By

Name:
Title:

“Employee Selling Shareholders”

By

Name:
Attorney-In-Fact for and on behalf of the Employee
Selling Shareholders

          The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and the other several
Underwriters named in Schedule II hereto.

Credit Suisse Securities (USA) LLC

By

Name:
Title:

Piper Jaffray & Co.

By

Name:
Title:

SCHEDULE I

	Number of Firm ADSs	Number of Optional ADSs
Selling Shareholders	to be Sold	to be Sold
GEEMF III Holdings MU	1,300,000	200,000
Junjie Liu	14175	Nil
Zhixin Yang	8250	Nil
Hailing Shi	3750	Nil
Ronglin Qiao	9675	Nil
Lixin Wang	20,013	Nil
Xuegong Wang	2850	Nil
Ruiping Gao	9825	Nil
Guozheng Liu	240	Nil
Tong Xu	2175	Nil
Dongming Xu	525	Nil
Yinshui Kong	675	Nil
Baishan Yang	1125	Nil
Yingtao Wang	1800	Nil
Lianshi Jin	1950	Nil
Lihui Wu	1875	Nil
Shuhuan Tian	1695	Nil
Jingqiu Li	3675	Nil
Rui Liu	675	Nil
Baiyun Sun	47438	Nil
Yuming Feng	20288	Nil
Jiatao Chen	2475	Nil
Liqiu Wu	3000	Nil
Chunmei Zhu	5100	Nil
Xiqing Diao	28463	Nil
Yanqi Dong	1800	Nil
Zhiguo Hao	17513	Nil
Haifeng Hou	240	Nil
Bingsheng Li	2025	Nil
Jie Liu	9075	Nil
Wenzhong Liu	6150	Nil
Junjie Qian	1635	Nil
Yuhong Song	3750	Nil
Jizhong Wang	2100	Nil
Yongzeng Wang	1650	Nil
Yubao Wei	6525	Nil
Bing Yu	360	Nil
Fusheng Yu	825	Nil
Bei Zhang	1800	Nil
Mengpin Zhao	6150	Nil
Zhenshan Zhi	600	Nil
Wenhong Ma	3750	Nil
Baolong Qi	1050	Nil
Peilin Wang	750	Nil
Sihai Wang	2575	Nil
Xudong Dong	1125	Nil

Total	1,563,160	200,000

Schedule I-1

SCHEDULE II

Underwriters	Number of Firm ADSs (1)
Credit Suisse Securities (USA) LLC
Piper Jaffray & Co.
Macquarie Capital (USA) Inc.
Rodman & Renshaw, LLC
Janney Montgomery Scott LLC
Total	4,063,160

(1)	The Underwriters may purchase up to an additional 600,000 Option ADSs, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

Schedule II-1

SCHEDULE III
Issuer General Free Writing Prospectuses
[● ]

Schedule III-1

SCHEDULE IV
List of Parties to Execute Lock-Up Agreements
1.	Duoyuan Investments Limited
2.	Wenhua Guo
3.	Ping Wei
4.	Joan M. Larrea
5.	Charles V. Firlotte
6.	Yuengfeng Yu
7.	Stephen C. Park
8.	All Selling Shareholders

Schedule IV-1